     As filed with the Securities and Exchange Commission on May 1, 2000.

===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                            _______________________

                                   FORM S-8
            Registration Statement Under The Securities Act of 1933

                            _______________________

                               ALFA CORPORATION
            (Exact Name of Registrant as Specified in Its Charter)

        DELAWARE                                        63-0838024
------------------------                    --------------------------------
(State of Incorporation)                    (IRS Employer Identification No.)

                           2108 East South Boulevard
                           Montgomery, Alabama 36116
                                 (334)288-3900
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                 Alfa Corporation Employee Stock Purchase Plan
                                      and
           Alfa Mutual Insurance Company Restricted Stock Bonus Plan
                             (Full Title of Plans)

                            _______________________

                                   Al Scott
                         Secretary and General Counsel
                               Alfa Corporation
                           2108 East South Boulevard
                           Montgomery, Alabama 36116
                                 (334)288-3900

               (Name, address, including zip code, and telephone
              number, including area code, of agent for service)

                            _______________________

                                  Copies to:

                               Michael D. Waters
                              Balch & Bingham LLP
                              No. 2 Dexter Avenue
                        Montgomery, Alabama 36104-3515
                                 (334)834-6500

                            _______________________

                        CALCULATION OF REGISTRATION FEE

=====================================================================================================
Title of each class                      Proposed Maximum    Proposed Maximum        Amount
   of Securities        Amount to be      Offering Price         Aggregate             of
 to be Registered        Registered         Per Share         Offering Price    Registration Fee (1)
-----------------------------------------------------------------------------------------------------
Common Stock
$1.00 par value          1,000,000         Not Applicable        $17,875,000           $4,719
-----------------------------------------------------------------------------------------------------
(1) Computed in accordance with Rule 457(c) and (h) based upon the market value of Registrant's common stock at April 26, 2000.

(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefits plans described herein.
=====================================================================================================

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

     The following documents filed by Alfa Corporation with the Securities and Exchange Commission are incorporated herein by reference:

         (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1999, filed pursuant to Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act");

         (b) all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year referred to in (a) above; and

         (c) The description of the Registrant's common stock contained in the Registrant's Registration Statement on Form S-2 filed April 19, 1988.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Item 4. Description of Securities

     Not Applicable.

Item 5. Interests of Named Experts and Counsel.

     Not Applicable.

Item 6. Indemnification of Directors And Officers.

     Article VI of the Registrant's Certificate of Incorporation provides that to the fullest extent permitted by the Delaware General Corporation Law, a director of the Registrant shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     Article VI of the Registrant's Certificate of Incorporation provides that the Registrant shall indemnify any person who was a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Under this provision of the Delaware General Corporation Law, the termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     With respect to indemnification of officers and directors, Section 145 of the Delaware General Corporation Law also provides that a corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity of such expenses which the Court of Chancery or such court shall deem proper.

     The Registrant maintains a policy of Directors and Officers liability insurance on behalf of its directors and officers.

Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8. Exhibits

The following exhibits are filed as a part of this Registration Statement:


Exhibit
Number                            Description of Exhibits
-------      -------------------------------------------------------------------

  4.1 Alfa Corporation Employee Stock Purchase Plan, contained at Exhibit A to the registrant's definitive proxy statement dated March 30, 1994, and incorporated herein by reference.

  4.2 Amendments to the Alfa Corporation Employee Stock Purchase Plan contained at Exhibit A to the registrant's definitive proxy statement dated March 23, 2000, and incorporated herein by reference.

  4.3 Alfa Mutual Insurance Company Restricted Stock Bonus Plan contained at Exhibit B to the registrant's definitive proxy statement dated March 23, 2000, and incorporated herein by reference.

   23        Consent of KPMG LLP.

   24 Power of Attorney contained at the signature page of this registration statement and incorporated herein by reference.


Item 9. Undertakings

        (a)  The Registrant hereby undertakes:

             (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration
                  Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                  (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement; and

                  (iii) To include any additional or changed material
                        information on the plan of distribution;

             provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for the filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Montgomery, Alabama, on April 27, 2000.


                                        ALFA CORPORATION



                                        By: /s/ Jerry A. Newby
                                           ---------------------------------
                                             Chairman of the Board, CEO and
                                             President

        We, the undersigned directors of Alfa Corporation, do hereby constitute and appoint H. Al Scott our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for us and in our name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, including any amendments thereto, with the Securities and Exchange Commission and to file such notices, reports or registration statements and amendments thereto with any state securities authority or securities exchange or market, and we do hereby ratify and confirm all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates stated.

     SIGNATURE                      TITLE                            DATE
     ---------                      -----                            ----

/s/ Jerry A. Newby              Chairman of the Board, CEO             *
--------------------------      and President (Principal Executive
Jerry A. Newby                  Officer)


/s/ J. Donald Price             Chief Financial Officer                *
---------------------------
J. Donald Price


/s/ Boyd E. Christenberry       Director                               *
---------------------------
Boyd E. Christenberry

/s/ Steve Dunn                  Director                    *
-----------------------------
Steve Dunn

/s/ C. Lee Ellis                Director                    *
-----------------------------
C. Lee Ellis

/s/ James I. Harrison, Jr.      Director                    *
-----------------------------
James I. Harrison, Jr.

/s/ Hal F. Lee                  Director                    *
-----------------------------
Hal F. Lee

/s/ B. Phil Richardson          Director                    *
-----------------------------
B. Phil Richardson

/s/ John R. Thomas              Director                    *
-----------------------------
John R. Thomas

/s/ James A. Tolar              Director                    *
-----------------------------
James A. Tolar

/s/ Russell R. Wiggins          Director                    *
-----------------------------
Russell R. Wiggins

/s/ Dean Wysner                 Director                    *
-----------------------------
Dean Wysner


* April 27, 2000

                                 EXHIBIT INDEX


Exhibit
Number                                Description of Exhibits
-------             ------------------------------------------------------------

  4.1 Alfa Corporation Employee Stock Purchase Plan, contained at Exhibit A to the registrant's definitive proxy statement dated March 30, 1994, and incorporated herein by reference.

  4.2 Amendments to the Alfa Corporation Employee Stock Purchase Plan contained at Exhibit A to the registrant's definitive proxy statement dated March 23, 2000, and incorporated herein by reference.

  4.3 Alfa Mutual Insurance Company Restricted Stock Bonus Plan contained at Exhibit B to the registrant's definitive proxy statement dated March 23, 2000, and incorporated herein by reference.

   23               Consent of KPMG LLP.

   24 Power of Attorney contained at the signature page of this registration statement and incorporated herein by reference.